EXHIBIT 99.1
PRESS RELEASE OF REGISTRANT DATED 9/5/03

EVERGREENBANCORP, INC. DECLARES CASH DIVIDEND

(Seattle, WA, September 5, 2003) — The Board of Directors for EvergreenBancorp, Inc. (OTCBB: EVGG) approved a fourteen cents per share cash dividend upon the common stock of the company, President and CEO Gerry Hatler announced today. The cash dividend will be payable on September 29, 2003 to shareholders of record as of the close of business on September 15, 2003.

EvergreenBancorp is a bank holding company. Its subsidiary, EvergreenBank, is one of the few locally owned, independent commercial banks left in the Puget Sound region. Founded in 1971, it has three offices: near I-5 in downtown Seattle, on 196th Street S.W. in Lynnwood, and on 110th N.E. in Bellevue. A fourth office at 1300 South 320th Street in Federal Way will open on September 15, 2003. Visit www.evergreenbank.com to learn more.

CONTACTS:

EvergreenBancorp, Inc.
Bill Filer, Chief Financial Officer, 206-628-4263
Nancy S.Juetten, 425-641-5214,nancy@nsjmktg.com